EXHIBIT 10.5

AMENDMENT NUMBER TWO
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN

(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, (the “Plan”) as restated effective January 1, 2007, is hereby amended effective as of March 25, 2009.

1.	Article I of the Plan is amended by the addition of a new Section 1.5 as follows, and the following sections all section references throughout the Plan shall be renumbered accordingly:

1.5
“Board” shall mean the Board of Directors of URS Corporation (Delaware), or the Compensation Committee, or any other committee or individual acting pursuant to delegated power and authority from the Board of Directors of the URS Corporation (Delaware).

2.	Article I of the Plan is amended by the addition of a new Section 1.9 as follows, and the following sections all section references throughout the Plan shall be renumbered accordingly:

1.9	“Committee” shall mean either the Human Resources Committee or the Retirement Plans Committee, as required by the context.

3.	Article I of the Plan is amended by the addition of a new Section 1.10 as follows, and the following sections and all section references throughout the Plan shall be renumbered accordingly:

1.10	“Committees” shall mean both the Human Resources Committee and the Retirement Plans Committee that were authorized by the Compensation Committee of URS Corporation (Delaware).

4.	Article I of the Plan is amended by the addition of a new Section 1.11 as follows, and the following sections and all section references throughout the Plan shall be renumbered accordingly:

1.11	“Corporation” shall mean URS Corporation (Delaware).

5.	Article I of the Plan is amended by the addition of a new Section 1.27 as follows, and the following sections and all section references throughout the Plan shall be renumbered accordingly:

1.27	“Human Resources Committee” shall mean the Human Resources Committee of URS Corporation (Delaware) as described in Article VII of the Plan.

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6.	Section 1.33 of the Plan is amended to read in its entirety as follows:

1.33
“Plan Administrator” shall mean the Human Resources Committee.  Notwithstanding the foregoing, in the absence of a Human Resources Committee for any reason, the Corporation shall be the Plan Administrator.

7.	Article I of the Plan is amended by the addition of a new Section 1.39 as follows, and the following sections and all section references throughout the Plan shall be renumbered accordingly:

1.39	“Retirement Plans Committee” shall mean the Retirement Plans Committee of URS Corporation (Delaware) as described in Article VII of the Plan.

8.	Section 1.48 of the Plan is amended to read in its entirety as follows:

1.48	“Trustee” means the trustee or trustees appointed by the Retirement Plans Committee and acting in accordance with Article X.

9.	The second paragraph of Section 4.1(a) of the Plan is amended to read as follows:

If the Participant postpones his retirement, he shall be retired from service on a normal Retirement Income beginning on the first day of the calendar month immediately after the Human Resources Committee receives his written application to retire.

10.	The following is inserted as a new Article VII and the following sections and all section references throughout the Plan shall be renumbered accordingly:

ARTICLE VII.
COMMITTEES

7.1	Appointment of Committees

The Committees shall be appointed by the Compensation Committee and they shall have the power, authority, discretion and responsibility as specified, respectively, in Article VIII.  Any member of a Committee may resign by delivering his or her written resignation to the Committee chairperson at least 30 days before the effective date of such resignation.  The Compensation Committee may remove any member of a Committee at any time with or without advance written notice.  Vacancies on a Committee arising by resignation, removal, death or otherwise shall be filled by the Compensation Committee.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

7.2	Structure of Committees

The chairperson of each Committee shall be appointed by the Compensation Committee, or its delegatee, and the chairperson shall appoint a secretary who need not be a member of the respective Committee.  The Committees may appoint any person or persons to have such duties in connection with the administration or investments of the Plan as the Committees may from time to time provide in writing.  The Committees may appoint from their number such subcommittees with such powers as the Committees shall determine, and may authorize one or more of their number, any person or persons having duties in connection with the administration or investments of the Plan or any agent to execute or deliver any instrument or make any payment on their behalf, except that a request for funds from or a direction for, the payment or application of funds by the Insurance Company shall be signed by at least one member of the Retirement Plans Committee.  The Committees may retain such legal counsel and accountants, who may or may not be in the employ of the Company, actuaries and other administrative or investment service providers as they may deem necessary and appropriate in carrying out the provisions of the Plan.

7.3	Meetings

The Committees shall hold meetings, either in person or by telephone, upon such notice, at such time or times, and at such place or places as they may determine.  A majority of the members of the respective Committee at the time in office shall constitute a quorum for the transaction of business at all meetings.  All resolutions or other actions taken by a Committee shall be by a vote of a majority of the members, if they act without a meeting.

7.4	Limitation of Liability

Except to the extent otherwise required by ERISA, the members of the Committees shall be free from all liability, joint or several, for their acts as members of the Committees.

7.5	Compensation, Costs and Expenses

The members of the Committees shall serve without compensation for their services hereunder.  All reasonable and necessary costs, expenses and liabilities incurred by the Committees in the supervision of the administration or investments of the Plan shall be paid by the Corporation separate and apart from the contributions to the Plan.

7.6	Indemnification

The Corporation shall indemnify and hold harmless the named fiduciaries, each Committee (and the members thereof) and any officers or Employees of the Corporation to whom responsibilities with respect to the Plan have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including reasonable attorney’s fees and costs, which may arise out of an alleged breach in the performance of their duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the willful misconduct of such persons.  The Corporation shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this paragraph applies.  The Corporation may satisfy its obligation under this paragraph, in whole or in part, through the purchase of a policy or policies of insurance.

11.	The following is inserted as a new Article VIII and the following sections and all section references throughout the Plan shall be renumbered accordingly:

ARTICLE VIII.

ALLOCATION OF RESPONSIBILITIES

8.1	Administrative Responsibilities

The Committees are the named fiduciaries of the Plan and have the exclusive power, authority and discretion with respect to the Plan as granted herein.  The Committees, respectively, are granted the following authority.

(a)	The Human Resources Committee is the named fiduciary which has the exclusive power, authority and discretion to:

(i)
manage and oversee the administration and operation of the Plan in accordance with its terms, including interpreting the Plan and determining eligibility for participation and benefits, deciding any matters arising in the administration and operation of the Plan and reviewing the performance of persons to whom administrative duties with respect to the Plan have been assigned;

(ii)	provide a report of its activities to the Compensation Committee at least annually and at such other times as may be directed by the Compensation Committee; and

(iii)	perform such other functions as may be provided for in the Plan or as may be assigned to it from time to time by the Compensation Committee, or another responsible committee of the Board.

The Human Resources Committee shall make such rules, regulations, interpretations, and shall have the authority and discretion to take such other actions to administer the Plan as the Human Resources Committee may deem appropriate.

(b)	The Retirement Plans Committee is the named fiduciary which has the exclusive power, authority and discretion to:

(i)	appoint the trustee and other custodians for the assets of the Plan;

(ii)
determine the investment policies and funding methods for the Plan based on the professional advice of investment consultants, actuaries and such other advisors as the Retirement Plans Committee deems appropriate;

(iii)
manage, oversee and make determinations with respect to the investment of the assets of the Plan, including the selection and appointment of investment managers, the selection of investment alternatives and asset allocations and the authorization of persons to effect the same, including the execution of documents in connection therewith;

(iv)	provide a report of its activities to the Compensation Committee at least annually and at such other times as may be directed by the Compensation Committee; and

(v)	perform such other functions as may be provided for in the Plan or as may be assigned to it from time to time by the Compensation Committee or another responsible committee of the Board.

The Retirement Plans Committee shall make such rules, regulations, interpretations, and shall have the authority and discretion to take such other actions to manage the investments of the Plan as the Retirement Plans Committee may deem appropriate.

8.2	Delegation of Fiduciary Responsibilities

Except as otherwise expressly stated herein, the Corporation shall not allocate or delegate to any other person any of its duties and responsibilities hereunder.  The duties and responsibilities of the Corporation shall be carried out by the Board, the Committees and the Corporation’s officers and employees, acting on behalf of and in the name of the Corporation in their capacities as such, and not as individual fiduciaries.

12.	Article VIX (as renumbered pursuant to the above) of the Plan is amended in its entirety to read as follows:

ARTICLE VIX

ADMINISTRATION OF PLAN

9.1	Records and Notices

The Plan Administrator shall keep a record of all its proceedings and acts with respect to its administration of the Plan and shall maintain all such books of accounts, records and other data as may be necessary for the proper administration of the Plan.  The Plan Administrator shall notify the Trustees of any action taken by the Plan Administrator affecting the Trustees and its obligations or rights regarding the Plan and, when required, shall notify any other interested person or persons.

9.2	Powers and Duties

The Plan Administrator shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan.  The Plan Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The Plan Administrator shall have such powers as may be necessary to discharge its duties in managing and controlling the operations and administration of the Plan.  The Plan Administrator shall have full and complete authority and control with respect to the operations and administration of the Plan unless the Plan Administrator allocates and delegates such authority or control pursuant to the procedures stated in Section 9.2(b) or (c).  Decisions of the Plan Administrator shall be subject to court review only to determine whether such decisions of the Plan Administrator are an abuse of the Plan Administrator’s discretion hereunder.  The Plan Administrator shall not receive any compensation from the Plan for his services as such.  The powers of the Plan Administrator shall include, but shall not be limited to, the following:

(a)
To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with the administration of the Plan and to employ one or more persons to render advice with regard to any administrative responsibility pursuant to the Plan.  The Trust Fund shall bear the costs of such services and other administrative expenses unless paid by the Employer.

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(b)
To designate in writing persons who are to perform any of its powers and duties hereunder including, but not limited to, fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) pursuant to the Plan.

(c)
To allocate in writing any of its powers and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) among those persons who have been designated to perform fiduciary responsibilities pursuant to the Plan.

(d)	To construe and interpret the Plan.

(e)
Subject to Section 9.4, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f)	To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g)	To receive from Participants such information as shall be necessary for the proper administration of the Plan.

(h)	To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(i)	To receive from the Trustees and review reports of the financial condition and receipts and disbursements of the Trust Fund.

(j)
To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Plan Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(k)	To issue directions to the Trustees and thereby bind the Trustees concerning all benefits to be paid pursuant to the Plan.

(l)	To apply consistently and uniformly the rules, regulations and determinations to all Participants and Beneficiaries in similar circumstances.

9.3	Actuary

As an aid to the Retirement Plans Committee in adopting tables and in fixing the rate of contributions payable to the Plan, the actuary designated by the Retirement Plans Committee shall make annual actuarial valuations of the contingent assets and liabilities of the Plan and shall certify to the Retirement Plans Committee the tables and rates of contribution that he would recommend for use by the Plan.

9.4	Claims Procedure

A Participant or Beneficiary who believes he is entitled to payments other than those awarded by the Plan Administrator may file a claim in writing with the Plan Administrator stating the nature of his claim, the facts supporting his claim, the amount claimed and his name and current address.  The Plan Administrator shall investigate, consider and render a written decision regarding any claim filed pursuant to this Section 9.4.  If the Plan Administrator denies such claim, it shall render a written decision within 90 days of receipt of the claim describing the reasons for denial, specifically referring to pertinent Plan provisions, informing the claimant that he or his duly authorized representative may review pertinent documents and may submit issues and comments in writing and advising the claimant of the procedure for appealing such denial.

Within 60 days after notice that a claim is denied, the claimant may file a written appeal to the Plan Administrator, including any comments, statements or documents he may wish to provide.  The Plan Administrator shall, within a reasonable time after the submission of a written appeal by a claimant, entertain any oral presentation the claimant or his duly authorized representative wishes to make.  Within 60 days (120 days if special circumstances require an extension of time for processing) after the later of the submission of the written appeal or the oral presentation by the claimant or his personal representative, the Plan Administrator shall render a determination on the appeal of the claim in a written statement including the reasons therefor.  The determination so rendered by the Plan Administrator shall be binding upon all parties.

13.	Section 10.1 of the Plan is amended to read in its entirety as follows:

10.1         Trustee

The Retirement Plans Committee, shall appoint one or more Trustees to receive and hold in trust all contributions paid into the Trust Fund.  Such Trustee or Trustees shall serve at the pleasure of the Retirement Plans Committee and shall have such rights, powers and duties as the Retirement Plans Committee shall from time to time determine.  The Employers shall have no liability for the payment of benefits under the Plan or for the administration of the funds paid over to the Trustee.

14.	Section 10.3 of the Plan is amended to read in its entirety as follows:

10.3	Investment Managers

Any Investment Manager, as defined in Section 3(38) of ERISA, may be appointed by the Retirement Plans Committee to manage (including the power to acquire and dispose of) all or any part of the Trust Fund.  In the event of any such appointment, the Retirement Plans Committee shall establish the portion of the assets of the Trust that shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing.  With respect to such assets over which an Investment Manager has investment responsibility, the Investment Manager shall possess all of the investment powers and responsibilities granted to the Trustee under the Trust Agreement, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager.  If the Retirement Plans Committee so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust Fund.

15.	Sections 14.1 and 14.2 of the Plan are deleted in their entirety, and the following sections renumbered accordingly.

16.	Section 14.4 of the Plan is amended to read in its entirety as follows:

14.4	Form of Communication

Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Plan Administrator, the Company, or an Employer in writing shall be made in such form as the Plan Administrator, shall prescribe.  Such communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the addressee at its principal office, or to the Participant at his last known address, or upon personal delivery, if delivered to an officer of the addressee or to the Participant, as the case may be.

IN WITNESS WHEREOF, the Company has caused this Amendment of the Plan to be executed this __________ day of _________________________, 2009.

EG&G Technical Services, Inc.

By:	/s/ H. Thomas Hicks
TITLE: Vice President